                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


Contact:      Jerry W. Nix, Executive Vice President - Finance
              (770) 612-2048


                              GENUINE PARTS COMPANY
                         REPORTS SALES AND EARNINGS FOR
                      THIRD QUARTER AND NINE MONTHS OF 2003


Atlanta, Georgia, October 16, 2003 -- Genuine Parts Company (NYSE: GPC) reported sales and earnings for the third quarter and nine months ended September 30, 2003. Larry Prince, Chairman of the Board of Directors, announced today that sales totaling $2.2 billion were up 2% compared to the third quarter of 2002. Net income was $88 million, compared to $94 million for the third quarter of 2002. On a per share diluted basis, net income equaled $.51, compared to $.54 for the third quarter of 2002.

For the nine months ended September 30, 2003, sales totaled $6.4 billion, up 2% as compared to the same period in 2002. Net income for the nine months, before the cumulative effect of changes in accounting principles related to cash consideration from vendors and goodwill as discussed below, was $266.9 million compared to $277.1 million for the same period in the prior year, a decrease of 4%. On a per share diluted basis, net income for the period before the cumulative effect of a change in accounting principle equaled $1.53. After accounting changes recorded in the first quarter of 2003 and 2002 as discussed below, net income was $247 million this year compared to a net loss of $118 million in the same period of the previous year. Earnings were $1.42 compared to a loss of $.67 for the nine months in 2002.

Mr. Prince stated: "As you may recall, in the first quarter of 2003, the Company adopted Financial Accounting Standards Board's EITF No. 02-16 related to the accounting treatment for cash consideration received from vendors. Under this new method, vendor allowances are generally considered a reduction in the cost of goods sold. As a result of EITF No. 02-16, a non-cash charge of $20 million was recorded as of January 1, 2003, representing the cumulative effect of a change in accounting principle. In addition, in the first quarter of 2002, we completed our impairment testing for goodwill in conjunction with the new provisions introduced in FASB Statement No. 142, resulting in a non-cash charge of $395 million."


                                    (Cont.)

Mr. Prince further commented: "The Automotive Group improved revenues by 3% for the quarter and by 2% for the nine months. S. P. Richards, our office products company, was up 5% for the quarter and 4% for the nine months, showing steady improvement. Motion Industries, our industrial group, was down 3% for the quarter and down slightly for the nine months reflecting the contracting manufacturing economy and declining capacity utilization. EIS, our electrical group, was down 6% for the quarter and 8% for the nine months."

Mr. Prince concluded, "We are pleased with the initiatives in each segment and we are committed to the execution of these plans. Our priorities will be continued gradual sales improvement with close attention to operating costs and margin improvement. We are also fortunate to have a strong balance sheet and financial condition to support our activities as we move forward."

Mr. Prince added, "In the fourth quarter, we also plan to finalize the acquisition of the NAPA Hawaii business, a long-standing NAPA distributor headquartered in Honolulu, Hawaii and with annual sales of approximately $35 million. The acquisition of NAPA Hawaii offers us excellent growth opportunities in their markets and we look forward to the contributions they will make to our Company."

CONFERENCE CALL

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen by dialing 877-422-4780, conference ID 3081236. A replay will also be available at 800-642-1687, conference ID 3081236, until 12:00 a.m. EST on October 30, 2003.

FORWARD LOOKING STATEMENTS

Various statements in this release may constitute forward-looking statements. Actual results may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, changes in general economic conditions, the growth rate of the market for the Company's products and services, the ability to maintain favorable supplier arrangements and relationships, competitive product and pricing pressures, the effectiveness of the Company's promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company's filings with the Securities and Exchange Commission.

ABOUT GENUINE PARTS COMPANY

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and in Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes product nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S. and Mexico.


                                    (Cont.)

                     GENUINE PARTS COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                   (Unaudited)


                                                             Three Months Ended Sept. 30,         Nine Months Ended Sept. 30,
                                                             ----------------------------       ------------------------------
                                                                2003              2002              2003             2002
                                                            -----------       -----------       -----------        -----------
                                                                            (000 omitted except per share data)

Net sales ...........................................       $ 2,189,388       $ 2,156,759       $ 6,364,040        $ 6,265,426
Cost of goods sold ..................................         1,537,439         1,506,966         4,422,368          4,367,432
                                                            -----------       -----------       -----------        -----------
                                                                651,949           649,793         1,941,672          1,897,994
Selling, administrative & other expenses ............           506,903           494,633         1,503,404          1,442,220
                                                            -----------       -----------       -----------        -----------

Income before income taxes ..........................           145,046           155,160           438,268            455,774
Income taxes ........................................            56,713            61,133           171,363            178,673
                                                            -----------       -----------       -----------        -----------

Net income before cumulative effect of
   a change in accounting principle .................            88,333            94,027           266,905            277,101
Cumulative effect of a change in
   accounting principle (1) .........................                --                --           (19,541)          (395,090)
                                                            -----------       -----------       -----------        -----------
Net income (loss) after cumulative effect of
   a change in accounting principle .................       $    88,333       $    94,027       $   247,364        $  (117,989)
                                                            ===========       ===========       ===========        ===========


Basic net income (loss) per common share:

Before cumulative effect of a change in
   accounting principle .............................       $       .51       $       .54       $      1.53        $      1.59
Cumulative effect of a change in accounting principle                --                --              (.11)             (2.27)
                                                            -----------       -----------       -----------        -----------
Basic net income (loss) .............................       $       .51       $       .54       $      1.42        $      (.68)
                                                            ===========       ===========       ===========        ===========

Diluted net income (loss) per common share:

Before cumulative effect of a change in
   accounting principle .............................       $       .51       $       .54       $      1.53        $      1.58
Cumulative effect of a change in accounting principle                --                --              (.11)             (2.25)
                                                            -----------       -----------       -----------        -----------
Diluted net income (loss) ...........................       $       .51       $       .54       $      1.42        $      (.67)
                                                            ===========       ===========       ===========        ===========

Weighted average common shares outstanding ..........           173,948           174,709           173,995            174,347

Dilutive effect of stock options and
   non-vested restricted stock awards ...............               481               542               492                812
                                                            -----------       -----------       -----------        -----------

Weighted average common shares outstanding -
   assuming dilution ................................           174,429           175,251           174,487            175,159
                                                            ===========       ===========       ===========        ===========



(1) On January 1, 2003 the Company recorded a non-cash charge related to the capitalization of certain vendor consideration in connection with the new Financial Accounting Standards Board's EITF No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor". In addition, on January 1, 2002 the Company recorded a non-cash charge related to goodwill impairment in conjunction with the new Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".


                                    (Cont.)

                     GENUINE PARTS COMPANY AND SUBSIDIARIES
                  SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS
                                   (Unaudited)


                                                 Three month period ended Sept. 30,     Nine month period ended Sept. 30,
                                                       2003               2002              2003                2002
                                                   -----------        -----------        -----------        -----------
                                                                             (in thousands)
Net sales:
     Automotive                                     $ 1,192,621        $ 1,155,395        $ 3,382,889        $ 3,302,625
     Industrial                                         556,959            571,306          1,692,501          1,695,094
     Office Products                                    375,875            359,568          1,095,149          1,048,924
     Electrical/Electronic Materials                     74,455             79,531            223,155            241,709
     Other (1)                                          (10,522)            (9,041)           (29,654)           (22,926)
                                                    -----------        -----------        -----------        -----------
         Total net sales                            $ 2,189,388        $ 2,156,759        $ 6,364,040        $ 6,265,426
                                                    ===========        ===========        ===========        ===========

Operating profit:
     Automotive                                     $   103,007        $   107,524        $   290,269        $   300,467
     Industrial                                          34,201             38,955            110,620            125,986
     Office Products                                     30,339             30,165            103,228            101,093
     Electrical/Electronic Materials                      1,890              1,128              5,403              1,048
                                                    -----------        -----------        -----------        -----------
         Total operating profit                         169,437            177,772            509,520            528,594
     Interest expense                                   (12,982)           (14,810)           (40,026)           (47,668)
     Other, net                                         (11,409)            (7,802)           (31,226)           (25,152)
                                                    -----------        -----------        -----------        -----------
         Income before income taxes
         and accounting changes                     $   145,046        $   155,160        $   438,268        $   455,774
                                                    ===========        ===========        ===========        ===========


Capital expenditures                                $    26,425        $    20,523        $    63,613        $    46,505
                                                    ===========        ===========        ===========        ===========


Depreciation and amortization                       $    16,335        $    16,698        $    52,106        $    52,997
                                                    ===========        ===========        ===========        ===========


Current ratio                                                                                   3.4/1              3.3/1
                                                                                          ===========        ===========

Total debt to total capitalization                                                             23.7%              25.6%
                                                                                          ===========        ===========


(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.


                                    (Cont.)

                     GENUINE PARTS COMPANY and SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                             ASSETS
                                                                                              Sept. 30,        Sept. 30,
                                                                                                2003              2002
                                                                                             ----------       ----------
                                                                                                     (Unaudited)
                                                                                                   (in thousands)
CURRENT ASSETS

Cash and cash equivalents .............................................................      $   31,476       $   39,600

Trade accounts receivable .............................................................       1,132,837        1,084,270

Inventories ...........................................................................       2,083,143        1,967,400

Prepaid and other current accounts ....................................................          77,885           65,655
                                                                                             ----------       ----------

         TOTAL CURRENT ASSETS .........................................................       3,325,341        3,156,925

Goodwill and other intangible assets ..................................................          58,163           59,829

Other assets ..........................................................................         321,685          310,802

Total property, plant and equipment, net ..............................................         346,960          333,003
                                                                                             ----------       ----------

TOTAL ASSETS ..........................................................................      $4,052,149       $3,860,559
                                                                                             ==========       ==========


                                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable.......................................................................      $  667,846       $  690,900

Current portion long-term debt and other borrowings ...................................          30,009           43,780

Income taxes ..........................................................................          41,510           36,692

Dividends payable .....................................................................          51,303           50,657

Other current liabilities .............................................................         179,135          144,712
                                                                                             ----------       ----------

         TOTAL CURRENT LIABILITIES ....................................................         969,803          966,741

Long-term debt ........................................................................         671,658          675,266

Deferred income taxes .................................................................         102,777           80,847

Minority interests in subsidiaries ....................................................          49,128           47,276


Common stock ..........................................................................         173,968          174,656

Retained earnings and other ...........................................................       2,084,815        1,915,773
                                                                                             ----------       ----------

         TOTAL SHAREHOLDERS' EQUITY ...................................................       2,258,783        2,090,429
                                                                                             ----------       ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ............................................      $4,052,149       $3,860,559
                                                                                             ==========       ==========




                                    (Cont.)

                     GENUINE PARTS COMPANY AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                                                                                                Nine Months
                                                                                                              Ended Sept. 30,
                                                                                                              ---------------
                                                                                                              (in thousands)

                                                                                                           2003                2002
                                                                                                           ----                ----
OPERATING ACTIVITIES:
   Net income (loss) .............................................................................       $ 247,364        $(117,989)
   Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Cumulative effect of a change in accounting principle .......................................          19,541          395,090
     Depreciation and amortization ...............................................................          52,106           52,997
     Other .......................................................................................             (32)           1,890
     Changes in operating assets and liabilities .................................................           7,004          (35,540)
                                                                                                         ---------        ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES ........................................................         325,983          296,448

INVESTING ACTIVITIES:
   Purchase of property, plant and equipment .....................................................         (63,613)         (46,505)
   Other .........................................................................................           7,237           (2,098)
                                                                                                         ---------        ---------

NET CASH USED IN INVESTING ACTIVITIES ............................................................         (56,376)         (48,603)

FINANCING ACTIVITIES:
   Net payments on credit facilities .............................................................         (90,034)        (173,750)
   Stock options exercised .......................................................................           2,838           35,540
   Dividends paid ................................................................................        (153,253)        (152,979)
   Purchase of stock .............................................................................         (17,677)          (2,826)
                                                                                                         ---------        ---------

NET CASH USED IN FINANCING ACTIVITIES ............................................................        (258,126)        (294,015)
                                                                                                         ---------        ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .............................................          11,481          (46,170)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .................................................          19,995           85,770
                                                                                                         ---------        ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .......................................................       $  31,476        $  39,600
                                                                                                         =========        =========



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